Exhibit 10.3

Ingredion Incorporated

Restricted Stock Units Award Agreement

Ingredion Incorporated (the “Company”) has granted you an award of Restricted Stock Units (the “Award”) under the Ingredion Incorporated Stock Incentive Plan (the “Plan”).  The Award represents the right to receive shares of Company Common Stock in the future.  The grant date of the Award and the number of Restricted Stock Units covered by this Award are set forth in the document you have received entitled “Notice of Grant of Restricted Stock Units”.  The Notice of Grant of Restricted Stock Units and this Restricted Stock Units Award Agreement collectively constitute the Agreement relating to the Award.  This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights.

Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, except as otherwise expressly provided in the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Grant

1.              General.  Except as provided below, you shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, the Restricted Stock Units subject to the Award are settled and you become a stockholder of record with respect to such shares as provided herein.  The Company agrees to reserve and keep available, either in treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award.

2.              Vesting Period. The Restricted Stock Units awarded and/or credited under this Award Agreement will become fully vested on           , 20   (the “Vesting Date”).  During the period beginning on the Grant Date and ending on the Vesting Date (the “Vesting Period”) the Restricted Stock Units awarded and/or credited under this Award Agreement may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or this Agreement.  If all of the terms and conditions of the Award Agreement and the Plan are met on the Vesting Date, subject to Section 10 of this Award Agreement, then you will be issued certificates for the number of shares of Common Stock subject to the Restricted Stock Units then held by you which were issued and/or credited to you under this Award Agreement.  The issuance shall occur upon the Vesting Date or as soon as administratively practicable thereafter (but in no event later than thirty (30) days following the Vesting Date).

3.               Termination of Employment: In the event that you terminate employment with the Company, its affiliates, and/or its Subsidiaries for any reason, or in the event that the Company, its affiliates, and/or its Subsidiaries terminates your employment with or without Cause, all of the unvested Restricted Stock Units you hold at the time your employment terminates shall be forfeited to the Company, subject to Section 3.3 of the Plan and provided, that in the event your employment with the Company is terminated due to (a) death, (b) disability or (c) retirement on or after (A) age 65, (B) age 62 with a minimum of 5 years employment with or service to the Company or its Subsidiaries or affiliates or (C) age 55 with a minimum of 10 years employment with or service to the Company or its Subsidiaries or affiliates, a prorated portion of the Restricted Stock Units awarded and/or credited under this Award Agreement shall vest.  Such proration shall be calculated by multiplying the number of Restricted Stock Units awarded and/or credited under this Award Agreement by a fraction, the numerator of which is the number of full months that have elapsed between the Grant Date and your termination date and the denominator of which is.

4.               Voting Rights and Dividends.  You do not have the right to vote any shares of Common Stock or to receive dividends on them prior to the date such shares are to be issued to you pursuant to the terms of this Award Agreement.  As of each date on which dividends are paid on the Common Stock, the Company shall credit to the Award additional Restricted Stock Units, the number of which shall be determined by multiplying the amount of such dividend per share of Common Stock by the number of shares of Common Stock then subject to the Award, and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

5.              Income Tax and Social Insurance Contribution Withholding: Prior to the issuance or delivery of any shares of Common Stock, the Company or the Subsidiary or affiliate that employs you (the “Employer”) (if applicable) shall have the right to require you to pay any U.S. Federal, state, local or other taxes (including non-U.S. taxes, social insurance, payroll tax, payment on account or other tax-related withholding) (“Tax-Related Items”) which may be required to be withheld or paid in connection with the Restricted Stock Units.  Such obligation shall be satisfied either:

(a)                 by the Company by withholding whole shares of Common Stock which would otherwise be delivered to you, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Restricted Stock Units (the “Tax Date”), or by the Company or Employer withholding an amount of cash which would otherwise be payable to you, in the amount necessary to satisfy any such obligation; or

   (b)              by you by any of the following means: (A) a cash payment to the Company or the Employer in the amount necessary to satisfy any such obligation, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to you, equal to the amount necessary to satisfy any such obligation, or (D) any combination of (A), (B) and (C).

Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value, determined as of the Tax Date, in excess of the amount determined by applying the minimum statutory withholding rate (as determined by the Company in good faith and in its sole discretion).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and you shall pay the remaining amount in cash.

Regardless of any action the Company or the Employer (if applicable) takes with respect to any or all Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units or the shares of Common Stock issued upon vesting of the Units, and (b) do not commit to structure the terms of the Award (or any aspect of the Units) to reduce or eliminate your liability for Tax-Related Items.

6.               Change of Capitalization:  If, prior to the time the restrictions imposed by Section 2 of this Award Agreement on the Restricted Stock Units awarded hereunder lapse, the Company shall be reorganized or consolidated or merged with another corporation, the appropriate amount of any stock, securities or other property exchangeable for shares of Common Stock pursuant to such reorganization, consolidation or merger shall be appropriately substituted for the shares of Common Stock then subject to the Restricted Stock Units issued and/or credited hereunder.

7.               Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s, its affiliates’, and/or its Subsidiaries’ right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company, an affiliate or Subsidiary or prohibited by law.

8.                     No Right to Future Grants; No Right of Employment; Extraordinary Item: In accepting the grant, you acknowledge that:  (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Restricted Stock Units and any Common Stock subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the grant of Restricted Stock Units is provided for future services to the Company and its Affiliates and is not under any circumstances to be considered compensation for past services; (g) in the event that you are an employee of an affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the affiliate or Subsidiary that is your employer; (h) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or the shares of Common Stock and you irrevocably release the Company, its affiliates and/or its Subsidiaries from any such claim that may arise; (j) in the event of involuntary termination of your employment, your right to receive Restricted Stock Units and vest in Restricted Stock Units and/or Common Stock under the Plan, if any, will terminate in accordance with the terms of the Plan and will not be extended by any notice period mandated under local law; furthermore, your right to vest in the Restricted Stock Units after such termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law; and (k) if you are resident or employed outside the United States, neither the Company nor any of its Subsidiaries or affiliates shall be liable for any change in the value of the Restricted Stock Units, the amount realized upon settlement of the Restricted Stock Units or the amount realized upon a subsequent sale of any shares of Common Stock, resulting from any fluctuation of the United States Dollar/local currency exchange rate.

9.                     Requirements of Law: The granting of Restricted Stock Units under the Plan, and the issuance or delivery of any certificate or certificates for Common Stock upon the vesting of Restricted Stock Units shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.              Alternative Form of Settlement in Non-U.S. Jurisdictions:  Notwithstanding anything in the Agreement to the contrary, if you are resident or employed outside of the United States, the Company may, in its sole discretion, settle the Restricted Stock Units in the form of a cash payment to the extent settlement in shares of Common Stock: (i) is prohibited under local law; (ii) would require you, the Company and/or its Subsidiaries or affiliates to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of employment, if different); (iii) would result in adverse tax consequences for you or the Company; or (iv) is administratively burdensome.  Alternatively, the Company may, in its sole discretion, settle the Restricted Stock Units in the form of shares of Common Stock but require you to immediately sell such shares (in which case, this Award Agreement shall give the Company the authority to issue sales instructions on your behalf).

11.             Compliance with Local Law:  If you are resident or employed outside of the United States, as a condition to the grant of Restricted Stock Units, you agree to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different).  In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and the Company’s Subsidiaries and affiliates, as may be required to allow the Company and the Company’s Subsidiaries and affiliates to comply with local laws, rules and regulations in your country of residence (and country of employment, if different).  Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

12.              Employee Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, its affiliates and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company (and/or the Employer, if applicable) holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, nationality, C.V. (or resume), wage history, employment references, social insurance number or other identification number, salary, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Data”).

You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting Corporate Human Resources.

You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.

You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Corporate Human Resources.

You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact Corporate Human Resources.

13.             Compliance with Section 409A of the Code.  It is intended that this Award Agreement and the Plan be exempt from the provisions of section 409A of the Code to the maximum extent permissible under law.  To the extent section 409A of the Code applies to this Award Agreement and the Plan, it is intended that this Award Agreement and the Plan comply with the provisions of section 409A of the Code.  This Award Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent.  In the event that this Award Agreement or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of this Award Agreement or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without your consent) to avoid excise taxes and other penalties under section 409A of the Code, to the extent possible.  Notwithstanding the foregoing, no particular tax result for you with respect to any income recognized by you in connection with this Award Agreement is guaranteed, and you solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by you under section 409A of the Code in connection with this Award Agreement.  To the extent any amounts under this Award Agreement are payable by reference to your “termination of employment,” such term shall be deemed to refer to your “separation from service,” within the meaning of section 409A of the Code.  Notwithstanding any other provision in this Plan, if you are a “specified employee,” as defined in section 409A of the Code, as of the date of your separation from service, then to the extent any amount payable under this Award Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of section 409A of the Code, (ii) is payable upon your separation from service and (iii) under the terms of this Award Agreement would be payable prior to the six-month anniversary of your separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of your separation from service or (b) the date of your death.

14.              Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board or the Committee may adopt for administration of the Plan.

15.              Not a Public Offering in Non-U.S. Jurisdictions:  If you are resident or employed outside of the United States, neither the grant of the Restricted Stock Units under the Plan nor the issuance of the underlying shares of Common Stock upon vesting of the Restricted Stock Units is intended to be a public offering of securities in your country of residence (and country of employment, if different).  The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law.

16.              Governing Law:  All questions concerning the construction, validity and interpretation of this Award Agreement and the Plan shall be governed and construed according to the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof.  Any disputes regarding this Award or the Plan shall be brought only in the state or federal courts of the State of Delaware.

17.              Severability:  The invalidity or unenforceability of any provision of the Plan or this Award Agreement will not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement will be severable and enforceable to the extent permitted by law.

18.              Addendum to Award Agreement:  Notwithstanding any provisions of this Award Agreement to the contrary, the Restricted Stock Units shall be subject to such special terms and conditions for your country of residence (and country of employment, if different), as the Company may determine in its sole discretion and which shall be set forth in an addendum to these terms and conditions (the “Addendum”).  If you transfer your residence and/or employment to another country, any special terms and conditions for such country will apply to the Restricted Stock Units to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Award and the Plan (or the Company may establish additional terms and conditions as may be necessary or advisable to accommodate your transfer).  In all circumstances, the Addendum shall constitute part of these terms and conditions.

19.              Electronic Delivery:  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or other awards granted to you under the Plan by electronic means.  You hereby consent to receive such documents be electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

20.              English Language:  If you are resident and/or employed outside of the United States, you acknowledge and agree that it is your express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units, be drawn up in English.  If you have received the Award Agreement, the Plan or any other documents related to the Restricted Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

21.             Additional Requirements:  The Company reserves the right to impose other requirements on the Restricted Stock Units, any shares of Common Stock acquired pursuant to the Restricted Stock Units, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Award and the Plan.  Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

22.             Clawback Policy.  This Award Agreement and the Restricted Stock Units are subject to the Company’s Policy on Recoupment of Incentive Compensation and any similar policy or policies that have been or may be adopted by the Company.

Ingredion Incorporated

By:

Diane J. Frisch

Title:	Senior Vice President, Human Resources

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Ingredion Incorporated

Addendum to the Restricted Stock Units Award Agreement

In addition to the terms of the Plan and the Award Agreement, the Restricted Stock Units are subject to the following additional terms and conditions.  All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Agreement.  Pursuant to Section 18 of the Award Agreement, if you transfer your residence and/or employment to another country reflected in an Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Award and the Plan (or the Company may establish additional terms and conditions as may be necessary or advisable to accommodate your transfer).

AUSTRALIA

Shareholder Approval Requirement.  To the extent you are an individual whose termination benefits are subject to Sections 200 to 200J of the Corporations Act 2001, the Award is contingent upon the Company’s satisfaction of the shareholder approval requirements thereunder.  To the extent the Company does not or is unable to satisfy such requirements, your Award will be null and void, and you will not have any claims against the Company to receive any payment or other benefits in lieu of the Award.

CANADA

1.                                      Settlement in Shares.  Notwithstanding anything to the contrary in the Award Agreement, Addendum or the Plan, your Award shall be settled only in shares of Common Stock (and may not be settled in cash).

2.                                      Use of English Language.  You acknowledge and agree that it is your express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de meme que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci-annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais.

CHILE

Private Placement.  In accordance with Circular 99 of 2001, from Chile’s Superintendence of Securities, the grant of the Restricted Stock Units hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.  As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities, and the Plan is not subject to the supervision of the local securities authorities.

FRANCE

Use of English Language.  You acknowledge and agree that it is your express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Vous reconnaissez et consentez que c’est votre souhait exprès qui cet accord, de meme que tous documents, toutes notifications et tous procédés légaux est entré dans, donné ou instituté conformément ci-annexé ou relatant directement ou indirectement ci-annexé, est formulé dans l’anglais.

MEXICO

1.                                      Commercial Relationship.  You expressly recognize that your participation in the Plan and the Company’s grant of Restricted Stock Units does not constitute an employment relationship between you and the Company.  You have been granted the Restricted Stock Units as a consequence of the commercial relationship between the Company and the Company’s affiliate in Mexico that employs you, and the Company’s local affiliate in Mexico is your sole employer.  Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from your participation in the Plan does not establish any rights between you and the Company’s affiliate in Mexico that employs you, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by the Company’s affiliate in Mexico that employs you, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s affiliate in Mexico that employs you.

2.                                      Extraordinary Item of Compensation.  You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Award Agreement and this Addendum.  As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability.  The value of this Award is an extraordinary item of compensation outside the scope of your employment contract, if any.  This Award is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.

SINGAPORE

Securities Law Information.  The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”).  The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore.  Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.  You should note that, as a result, the Award is subject to section 257 of the SFA and you will not be able to make: (a) any subsequent sale of the shares of Common Stock underlying the Award in Singapore; or (b) any offer of such subsequent sale of the shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

SOUTH AFRICA

1.                                      Withholding Taxes.  The following provision supplements Section 5 of the Award Agreement:

By accepting the Restricted Stock Units, you agree to notify the Employer of the amount of any gain realized upon vesting of the Restricted Stock Units.  If you fail to advise the Employer of the gain realized upon vesting of the Restricted Stock Units, you may be liable for a fine.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

2.                                      Exchange Control Obligations.  You are solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa.  As the Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current Exchange Control Regulations.  Neither the Company nor any of its Subsidiaries or affiliates will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

SPAIN

1.                                      Acknowledgement of Discretionary Nature of the Plan; No Vested Rights.  In accepting the Award, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.  You understand that the Company has unilaterally, gratuitously and in its sole discretion granted the Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis.  Consequently, you understand that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the shares of Common Stock acquired upon vesting of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above. Thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Award shall be null and void.

You understand and agree that, as a condition of the grant of the Restricted Stock Units, subject to Section 3 of the Award Agreement, any unvested portion of the Restricted Stock Units as of the date you cease active employment will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute.  You acknowledge that you have read and specifically accept the conditions referred to in the Award Agreement regarding the impact of a termination of employment on your Restricted Stock Units.

2.                                      Termination for Cause.  Notwithstanding anything to the contrary in the Plan or your Award Agreement, “Cause” shall be defined in the Plan, irrespective of whether the termination is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

UNITED KINGDOM

1.                                      Income Tax and Social Insurance Contribution Withholding.  The following provision supplements Section 5 of the Award Agreement:

If payment or withholding of the income tax due in connection with the Restricted Stock Units is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax paid by the Employer shall constitute a loan owed by you to the Employer, effective as of the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 5 of the Award Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company or the Employer to cover the income tax liability.  In the event that you are a director or executive officer of the Company and the income tax is not collected from or paid by you by the Due Date, the payment of any uncollected income tax and employee national insurance contributions (“NICs”) by the Employer may constitute a benefit to you (the “Tax Benefit”) on which additional income tax and NICs will be payable.  If you are a director or executive officer of the Company, you will be responsible for paying and reporting any income tax due on the Tax Benefit directly to HMRC under the self-assessment regime, and the Employer will hold you liable for the Tax Benefit and the cost of any employee NICs due on the Tax Benefit that the Company or the Employer was obligated to pay and paid.  The Company or the Employer (as applicable) may recover the Tax Benefit and the cost of any such employee NICs from you at any time by any of the means referred to in Section 5 of the Award Agreement.

2.                                      Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award, whether or not as a result of the termination of your employment with the Company or its Subsidiaries or affiliates for any reason whatsoever (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Award.  Upon the grant of the Restricted Stock Units, you shall be deemed irrevocably to have waived any such entitlement.

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